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                     [ANDREWS & KURTH L.L.P. LETTERHEAD]


                                                                     EXHIBIT 5.1




                               September 3, 1996


Board of Directors
Flores & Rucks, Inc.
8440 Jefferson Highway, Suite 420
Baton Rouge, Louisiana 70809

Gentlemen:

                 We have acted as counsel to Flores & Rucks, Inc., a Delaware corporation (the "Company"), and Flores & Rucks, Inc., a Louisiana corporation ("FRI Louisiana," and together with the Company the "Registrants") in connection with the Registrants' Registration Statement on Form S-3 (No. 333-10365) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of (i) up to an aggregate of 1,750,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company ("Common Stock") being offered by the selling stockholder (the "Selling Stockholder") identified in the Registration Statement, including up to 200,000 of such Shares which may be offered pursuant to the underwriters' over-allotment option, and (ii) up to $150,000,000
aggregate principal amount of the Company's          % senior subordinated
notes due 2006 (the "Notes") as guaranteed (the "Subsidiary Guarantee") by FRI Louisiana to be offered in a domestic public offering (the "Notes Offering"). The Notes are proposed to be issued in accordance with the provisions of an indenture (the "Indenture") substantially in the form filed as an exhibit to the Registration Statement. The Subsidiary Guarantee is proposed to be issued as part of the Indenture.

                 In arriving at the opinions expressed below, we have examined the Registration Statement, the Prospectus, the form of Indenture filed as an exhibit to the Registration Statement and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials and officers and representatives of the Company, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine, the authenticity of all documents submitted to us as originals, the conformity with the authentic originals of all documents submitted to us as certified, photostatic or faxed copies, and that all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement will conform in all material respects to the forms thereof that we have examined.

                 Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:
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Flores & Rucks, Inc.
September 3, 1996
Page 2




                 1. The Shares to be sold by the Selling Stockholder as described in the Registration Statement are validly issued, fully paid and nonassessable.

                 2. Assuming (i) due authorization, execution and delivery of the Indenture governing the Notes by the Company, FRI Louisiana and the trustee and qualification thereof under the Trust Indenture Act of 1939, as amended, (ii) due execution and authentication of the Notes as specified in the Indenture and delivery of the Notes against payment therefor as described in the Registration Statement, (iii) execution, delivery, endorsement and authentication of the Subsidiary Guarantee in the manner specified in the Indenture and the Registration Statement, (iv) due authorization, execution and delivery of the purchase agreement pursuant to which the Notes are proposed to be sold and (v) that each of FRI Louisiana and the trustee is a corporation validly existing and in good standing under the law of its respective jurisdiction of incorporation, the Notes and the Subsidiary Guarantee will constitute valid and legally binding obligations of the Company and FRI Louisiana, respectively.

                 The opinions expressed above with respect to the Notes and the Subsidiary Guarantee may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including reasonableness, materality, good faith and fair dealing. Such opinions are also subject to the qualification that the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which proceedings may be brought.

                 In rendering the foregoing, we express no opinion as to the validity, binding effect or enforceability of any choice of law provision or the enforceability of the waiver of rights under any usury laws. No opinion is expressed with respect to the second sentence of Section 15.10(a) of the Indenture, insofar as such sentence relates to the subject matter jurisdiction of a federal court sitting in the Borough of Manhattan, the City of New York, in respect of matters arising out of or relating to the Indenture, the Notes or the Subsidiary Guarantee.

                 This opinion is limited in all respects to federal laws, the Delaware General Corporation Law and New York law. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" therein.

                                        Very truly yours,



                                        /s/ Andrews & Kurth L.L.P